SCHEDULE 14A INFORMATION

     PROXY PURSUANT TO SECTION14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


                              (AMENDMENT NO. ___ )

         Filed by the Registrant                              [X]
         Filed by a Party other than the Registrant           [ ]

                           Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to ss 240.14a-11(c) or ss140.14a-12

                        Voyageur Mutual Funds III, Inc.
                (Name of Registrant as Specified in its Charter)

                                 [Insert Name]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[X] Fee paid with filing of preliminary proxy statement

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction :


     (5)  Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:



                           VOYAGEUR GROWTH STOCK FUND

                  A SERIES OF VOYAGEUR MUTUAL FUNDS III, INC.

                      90 South Seventh Street, Suite 4400
                          Minneapolis, Minnesota 55402

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 21, 1995

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Voyageur Growth Stock Fund (the "Fund"), a series of Voyageur Mutual Funds III, Inc. (the "Company"), will be held at 9:30 a.m. on Monday, August 21, 1995 at the Fund's office, 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402. The purposes of the meeting are as follow:

          1. To approve or reject an amended Investment Advisory Agreement for the Fund which increases the advisory fee payable from .50% to 1.00% of average daily net assets on an annual basis. However, if such fee is approved, total operating expenses will not exceed 1.65% (0.25% less than the current level) of the Fund's average daily net assets through the fiscal year ending April 30, 1997 as a result of fee waivers and expense reimbursements.

          2. To transact such other business as may properly come before the meeting.

         Shareholders of record on July 5, 1995 are the only persons entitled to notice of and to vote at the meeting.

         Your attention is directed to the attached Proxy Statement. We hope you can attend. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE UPCOMING MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE FUND FURTHER SOLICITATION EXPENSE. WE RESPECTFULLY ASK FOR YOUR COOPERATION IN RETURNING YOUR PROXY PROMPTLY. A stamped return envelope is included for your convenience. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "SPECIAL MEETING OF SHAREHOLDERS--AUGUST 21, 1995."

                                                Thomas J. Abood
                                                Secretary
Dated:        July 17, 1995


                           VOYAGEUR GROWTH STOCK FUND

                  A SERIES OF VOYAGEUR MUTUAL FUNDS III, INC.

                      90 South Seventh Street, Suite 4400
                          Minneapolis, Minnesota 55402

                SPECIAL MEETING OF SHAREHOLDERS--AUGUST 21, 1995


         The enclosed proxy is solicited by the Board of Directors of Voyageur Growth Stock Fund (the "Fund") in connection with a special meeting of shareholders of the Fund to be held on August 21, 1995, and at any adjournments thereof. The purpose of this special meeting is to submit to shareholders an amended Investment Advisory Agreement. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting of Shareholders and this Proxy Statement, will be paid by the Fund, and the mailing will take place on approximately July 18, 1995. Representatives of the Fund or Voyageur Fund Managers, Inc. (the "Adviser" or "VFM"), the investment adviser and manager of the Fund, may, without cost to the Fund, solicit proxies on behalf of management of the Fund by means of mail, telephone or personal calls. The address of the Adviser is that of the Fund as provided above.

         A proxy may be revoked before the meeting by giving written notice of revocation to the Secretary of the Fund, or at the meeting prior to voting. Unless revoked, properly executed proxies in which a choice is not specified by the shareholders will be voted "for" the amended Investment Advisory Agreement, in accordance with the recommendation of the Fund's Board of Directors. In instances where a choice is specified by the shareholders in the proxy, those proxies will be voted in accordance with the shareholder's choice. Abstentions may be specified on the proposal and will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will be counted as a vote "against" the amended Investment Advisory Agreement. Under the Rules of the New York Stock Exchange, the proposal to approve an amended Investment Advisory Agreement is considered a "non-discretionary" proposal, which means that brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. So far as the Board of Directors of the Funds is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to vote upon such matters according to their best judgment.

         Only shareholders of record on July 5, 1995, may vote at the meeting or any adjournment thereof. As of July 5, 1995, there were issued and outstanding 1,147,329 common shares of the Fund with a par value of $.01.


         Each shareholder of the Fund is entitled to one vote for each share held. None of the matters to be presented at the meeting will entitle any shareholder to cumulative voting or appraisal rights. No person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of the Fund as of July 5, 1995.

         A COPY OF THE ANNUAL REPORT TO SHAREHOLDERS OF THE FUND FOR THE FISCAL YEAR ENDED APRIL 30, 1995, INCLUDING FINANCIAL STATEMENTS, WAS PREVIOUSLY MAILED TO SHAREHOLDERS. IF YOU HAVE NOT RECEIVED THIS REPORT OR WOULD LIKE TO RECEIVE ANOTHER COPY, PLEASE CONTACT THE FUND AT 90 SOUTH SEVENTH STREET, SUITE 4400, MINNEAPOLIS, MINNESOTA 55402 OR CALL 1-800-553-2143 AND ONE WILL BE SENT, WITHOUT CHARGE, BY FIRST-CLASS MAIL WITH THREE BUSINESS DAYS.


                                  PROPOSAL TO
                              APPROVE OR REJECT AN
                     AMENDED INVESTMENT ADVISORY AGREEMENT

         The Directors of the Fund recommend that shareholders approve an amended Investment Advisory Agreement between the Company and VFM which provides for an increase in the investment advisory fee payable to VFM by the Fund, effective immediately upon approval of such amendment. The proposed amended Investment Advisory Agreement (the "Amended Agreement") is identical in all other respects to the existing Investment Advisory Agreement (the "Current Agreement"). Under the Current Agreement, the Fund pays VFM a monthly investment advisory fee equal, on an annual basis, to .50% of the Fund's average daily net assets. Under the Amended Agreement, this fee would be equal, on an annual basis, to 1.00% of the Fund's average daily net assets. For its fiscal year ended April 30, 1995, the Fund paid investment advisory fees to VFM of $123,185. If the Amended Agreement had been in effect for the year, the Fund would have paid fees of $246,370, representing an increase of 100%. Total fund operating expenses, of which advisory fees are a component, were waived in part by VFM during the fiscal year ended April 30, 1995.


         If the Amended Agreement is approved, VFM and its affiliate, Voyageur Fund Distributors, Inc. ("VFD"), the principal underwriter of the Fund's shares, will waive Rule 12b-1 fees and reimburse other Fund expenses such that total Fund operating expenses will not exceed 1.65% of the Fund's average daily net assets (0.25% less than current operating expenses), through the fiscal year ending April 30, 1997. The following table shows the fees and expenses that were paid by the Fund under the Current Agreement during the fiscal year ended April 30, 1995, and the fees and expenses the would have been paid by the Fund during such year had the Amended Agreement been in effect, taking into account the aforementioned fee waivers and expense reimbursements by VFM and VFD.

                                                                     CURRENT               AMENDED
                                                                    AGREEMENT             AGREEMENT
Shareholder Transaction Expenses
Maximum Sales Charge Imposed on
   Purchases (as a percentage of offering  price).............        4.75%                 4.75%

Annual Fund Operating Expenses
Management Fees...............................................         .50%                 1.00%
Rule 12b-Fees (after voluntary fee waiver
   assuming Amended Agreement was in effect)..................        1.00%                  .25%
Other Expenses (after expense reimbursements
   under both the Current and Amended Agreements).............         .40%                  .40%

Total Fund Operating Expenses.................................        1.90%                 1.65%


Absent any fee waivers or expense reimbursements, total Fund operating expenses for the fiscal year ended April 30, 1995 would have been 1.99% under the Current Agreement and 2.49% under the Amended Agreement.

         The following example illustrates your expenses on a Fund investment under both the Current Agreement and the Amended Agreement, assuming the annual total Fund operating expenses set forth in the preceding table. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Example

         You would pay the following expenses on a $1,000 investment, assuming a 5% annual return and redemption at the end of each time period:

                                                               CURRENT                   AMENDED
                                                              AGREEMENT                 AGREEMENT
                  1 Year.............................          $    66                    $   63
                  3 Years............................          $   104                    $   97
                  5 Years............................          $   145                    $  133
                  10 years...........................          $   259                    $  234


BOARD DELIBERATIONS CONCERNING THE AMENDED AGREEMENT


         Prior to approving the Amended Agreement, the Fund's Board of Directors considered a variety of factors. The Board took into consideration VFM's recent substantial financial commitments to its equity portfolio management area, noting that VFM has recently added professional equity portfolio management personnel and purchased equity portfolio analytical software. The Board also considered that the proposed advisory fee is the same as the advisory fee paid by the other open-end equity funds managed by VFM, Voyageur International Equity Fund ("International Fund") and Voyageur Aggressive Growth Fund ("Aggressive Growth Fund"), and noted the desirability of having uniform investment advisory fees for comparable Voyageur Funds. The Board noted that International and Aggressive Growth Funds commenced operations in 1995, whereas the Fund commenced operations in 1985 and has had the same investment advisory fee in place since that time. International Fund, which has an objective of achieving a high total return consistent with reasonable risk by investing primarily in a diversified portfolio of equity securities of companies located in countries outside the United States and Canada, had total net assets of $2,078,670 as of June 30, 1995. Aggressive Growth Fund, which has an investment objective of long-term capital appreciation by investing primarily in equity securities of companies which VFM believes have the potential for high earnings growth, had total net assets of $2,823,675 as of June 30, 1995. VFM has not waived or reduced its advisory fees for either of these Funds since their inception.


         The Board compared the investment performance of the Fund over one, three and five year periods with the performance of growth stock funds managed by other investment advisers. The Board also compared the investment advisory fees and other expenses of the Fund, both on an actual basis and on a pro forma basis, with those of both comparably sized funds and funds with comparable investment objectives. In addition, the Board considered information provided by VFM regarding the profitability of its current and proposed investment advisory fee arrangements (without regard to costs incurred by affiliates of VFM in connection with the marketing of shares) as well as the benefits to VFM and its affiliates resulting from the fact that VFM currently provides dividend disbursing, administrative and accounting services to the Fund pursuant to a separate Administration Agreement with the Fund and VFD currently acts as the principal underwriter of the Fund's shares pursuant to a Distribution Agreement with the Fund.

         Following consideration of the above factors, the Directors of the Fund, including all of the independent Directors, unanimously approved the Amended Agreement on June 27, 1995.

DESCRIPTION OF CURRENT AGREEMENT AND AMENDED AGREEMENT

         Except for the proposed change in the advisory fees payable by the Fund to VFM, there are no differences between the Fund's Current Agreement and its Amended Agreement (the "Agreements"). The Current Agreement is dated November 1, 1993 and was approved by shareholders at a meeting held October 13, 1993. The Current Agreement was submitted to shareholders on that date because of a pending change in control of VFM which would result in the automatic termination of the Fund's then existing investment advisory agreement. There were no material differences between the then existing investment advisory agreement and the Current Agreement. The Directors of the Fund, including all of the independent Directors, most recently unanimously approved the Current Agreement on April 21, 1995.

         Under the Agreements, VFM has the sole and exclusive responsibility for the management of the Fund's portfolio and the making and execution of all investment decisions for the Fund subject to the Fund's Articles of Incorporation, Bylaws, Registration Statement and current Prospectus and Statement of Additional Information, each as interpreted from time to time by the Fund's Board of Directors. VFM also furnishes, at its own expense, office facilities, equipment and personnel for servicing the investments of the Fund. VFM has agreed to arrange for officers or employees of VFM to serve without compensation from the Fund as directors, officers or employees of the Fund if duly elected to such positions by the shareholders or Directors of the Fund, as required.

         Under the Agreements, all costs and expenses incurred in the operation of the Fund (to the extent not specifically assumed by VFM) are the responsibility of the Fund. These expenses include all expenses incurred in the operation of the Fund and any public offering of its shares, including Rule 12b-1 fees, interest, taxes, brokerage fees and commissions, fees of Directors that are not employees of VFM, VFD or their affiliates, expenses of Director and shareholder meetings, including the cost of printing and mailing proxies, premiums for fidelity, portfolio and other insurance coverage, expenses of redemption of shares, expenses of issue and sale of shares (to the extent not borne by VFD), expenses of printing and mailing stock certificates, association membership dues, charges of custodians, transfer agents, dividend disbursing agents, accounting services agents, investor servicing agents and bookkeeping, auditing and legal services. The Fund also must bear the expense of registering and maintaining the registration of the Fund and its shares under federal and applicable state law and the expense of preparing and mailing prospectuses and reports to Fund shareholders.

         The Agreements continue from year to year only if approved annually (a) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund and (b) by vote of a majority of Directors of the Fund who are not parties to the Agreement or interested persons, as defined in the Investment Company Act of 1940 (the "1940 Act"), of any such party, cast in person at a meeting of the Board of Directors called for the purpose of voting on such approval. The Agreements may be terminated by the Fund or by VFM on 60 days' notice to the other party, and terminate automatically upon their assignment.

OTHER PAYMENTS AND BENEFITS TO VFM AND ITS AFFILIATES

         In addition to providing investment advisory services to the Fund, VFM provides the Fund with dividend disbursing, administrative and accounting services under an Administrative Services Agreement with the Fund. VFM received $74,127 under this Agreement during the fiscal year ended April 30, 1995.


         VFD is the principal underwriter of Fund shares and as such receives payments from the Fund under the Fund's Plan of Distribution (the "Plan") and a Distribution Agreement between VFD and the Fund. Under the Plan, the Fund pays to VFD a distribution fee equal to .75% of the Fund's average daily net assets and a shareholder servicing fee equal to .25% of the Fund's average daily net assets. During the fiscal year ended April 30, 1995, the Fund paid $246,598 in distribution fees and shareholder servicing fees. Under the Distribution Agreement, VFD also received $34,138 in underwriting commissions from sales of Fund shares.


         VFM and VFD will continue to provide these services to the Fund after the Amended Agreement is approved. As noted above, however, if the Amended Agreement is approved, VFM and VFD will reimburse Fund expenses and waive Rule 12b-1 fees to the extent necessary to cap total Fund operating expenses at 1.65% of the Fund's average daily net assets. These voluntary waivers and expense reimbursements will continue through April 30, 1997, and may continue thereafter, in the discretion of VFM and VFD.

         As investment adviser to the Fund, VFM also receives research services from broker-dealers that execute portfolio transactions for the Fund. In selecting brokers to execute portfolio transactions for the Fund, VFM seeks to obtain the best price and execution of orders. When consistent with these criteria, business may be placed with broker-dealers who furnish investment research services to VFM. Such research services are used by VFM in carrying out its investment management responsibilities with respect to its client accounts generally, but not necessarily in connection with the Fund.



SHAREHOLDER VOTE REQUIRED

         THE DIRECTORS BELIEVE THAT THE PROPOSED AMENDED AGREEMENT IS FAIR AND REASONABLE AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE FUND. ACCORDINGLY, THE DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AGREEMENT. Approval of the Amended Agreement will require the "yes" vote of a "majority of the outstanding voting securities" of the Fund, as provided in the 1940 Act. For this purpose, this means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. If the shareholders do not approve the Amended Agreement, the Current Agreement will continue in effect and the fee waivers and expense reimbursements described above will not occur.

                             ADDITIONAL INFORMATION

         The Adviser is a wholly-owned subsidiary of Voyageur Asset Management Group, Inc. which, in turn, is a wholly owned subsidiary of Voyageur Companies, Inc. Voyageur Companies, Inc. is a wholly-owned subsidiary of Dougherty Financial Group, Inc. ("DFG"), which is owned approximately 49% by Michael E. Dougherty, 49% by Pohlad Companies and less than 1% by certain retirement plans for the benefit of DFG employees. Mr. Dougherty co-founded the predecessor DFG in 1977 and has served as DFG's Chairman of the Board and Chief Executive Officer since inception. Pohlad Companies is a holding company owned in equal part by each of James O. Pohlad, Robert C. Pohlad and William M. Pohlad. The address of Voyageur Asset Management Group, Inc., Voyageur Companies, Inc. and DFG is the same as that of the Fund. The address of Pohlad Companies is 3880 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

         The name and principal occupation of the principal executive officer and each director of the Adviser is set forth below. The address of each person is same as that of the Adviser and the Fund.

NAME                   PRINCIPAL OCCUPATION

Michael E. Dougherty   Chairman of the Adviser, the Underwriter and Dougherty,
                       Dawkins, Strand & Bigelow, Inc.; Chairman of the Board,
                       President and Chief Executive Officer of Dougherty
                       Financial Group, Inc.

John G. Taft           Director and President of the Adviser; Executive Vice
                       President and Director of the Underwriter.

Jane M. Wyatt          Director and Chief Investment Officer of the Adviser;
                       Director of the Underwriter.

Frank C. Tonnemaker    Director and Executive Vice President of the Adviser;
                       Director and President of the Underwriter.

Edward J. Kohler       Director and Executive Vice President of the Adviser;
                       Director of the Underwriter.


         The officers and directors of the Fund who are officers, directors, or employees of the Adviser are listed below.

NAME                  POSITION WITH THE FUND           POSITION WITH THE ADVISER
John G. Taft          President                        President
Andrew M.
 McCullagh, Jr.       Executive Vice President         Portfolio Manager
Jane M. Wyatt         Executive Vice President         Chief Investment Officer
Elizabeth Howell      Vice President                   Portfolio Manager
James C. King         Vice President                   Portfolio Manager
Richard Vandenberg    Vice President                   Portfolio Manager
Kenneth R. Larsen     Treasurer                        Treasurer
Thomas J. Abood       Secretary                        General Counsel


                             SHAREHOLDER PROPOSALS

         Pursuant to its Bylaws, the Company is not required to hold annual meetings of shareholders. The date of the next shareholders' meeting cannot be determined at this time. In the future, if a shareholder has a proposal which he or she feels should be presented to all shareholders for consideration, such shareholder should send the proposal to the Fund's offices, to the attention of the Fund's Secretary. The proposal will be considered at a meeting of the Board of Directors of the Company as soon as practicable after the proposal is received. Should such proposal be deemed by the Board to be a matter which should be considered by all Fund shareholders, such proposal will be submitted to shareholders at a regular or special meeting called and scheduled by the Board in its discretion.


Dated: July 17, 1995                                  Thomas J. Abood, Secretary


                           VOYAGEUR GROWTH STOCK FUND

                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

         The undersigned appoints John G. Taft, Kenneth R. Larsen and Thomas J. Abood, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Voyageur Growth Stock Fund (the "Fund"), held by the undersigned at a special meeting of shareholders of the Fund to be held on August 21, 1995, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:

1. To vote: FOR __ AGAINST __ ABSTAIN __ the approval of the amended Investment Advisory Agreement between the Fund and Voyageur Fund Managers, Inc.

     To vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTER. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEM ONE. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE-NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.


                                      Dated: ____________________________ , 1995

                                      __________________________________________

                                      __________________________________________

                                      IMPORTANT:   Please  date  and  sign  this
                                      proxy.  If  the  stock  is  held  jointly,
                                      signature   should   include  both  names.
                                      Executors,    administrators,    trustees,
                                      guardians,   and   others   signing  in  a
                                      representative capacity should give their full title as such.